Exhibit 99.1

FOR IMMEDIATE RELEASE
October 20, 2025

CONTACT:
Investors - (301) 968-9300
Media - (301) 968-9303

AGNC INVESTMENT CORP.
ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Bethesda, MD - October 20, 2025 - AGNC Investment Corp. (“AGNC” or the “Company”) (Nasdaq: AGNC) today announced financial results for the quarter ended September 30, 2025.

THIRD QUARTER 2025 FINANCIAL HIGHLIGHTS
•$0.78 comprehensive income per common share, comprised of:
◦$0.72 net income per common share
◦$0.06 other comprehensive income ("OCI") per common share on investments marked-to-market through OCI
•$0.35 net spread and dollar roll income per common share1
◦Excludes $(0.01) per common share of estimated "catch-up" premium amortization cost due to change in projected constant prepayment rate ("CPR") estimates
•$8.28 tangible net book value per common share as of September 30, 2025
◦Increased $0.47 per common share, or 6.0%, from $7.81 per common share as of June 30, 2025
•$0.36 dividends declared per common share for the third quarter
•10.6% economic return on tangible common equity for the quarter
◦Comprised of $0.36 dividends per common share and $0.47 increase in tangible net book value per common share
OTHER THIRD QUARTER HIGHLIGHTS
•$90.8 billion investment portfolio as of September 30, 2025, comprised of:
◦$76.3 billion Agency MBS
◦$13.8 billion net forward purchases/(sales) of Agency MBS in the "to-be-announced" market ("TBA securities")
◦$0.7 billion credit risk transfer ("CRT") and non-Agency securities and other mortgage credit investments

AGNC Investment Corp.
October 20, 2025

•7.6x tangible net book value "at risk" leverage as of September 30, 2025
◦7.5x average tangible net book value "at risk" leverage for the quarter
•Unencumbered cash and Agency MBS totaled $7.2 billion as of September 30, 2025
◦Excludes unencumbered CRT and non-Agency securities
◦Represents 66% of the Company's tangible equity as of September 30, 2025
•8.6% average projected portfolio life CPR as of September 30, 2025
◦8.3% actual portfolio CPR for the quarter
•1.78% annualized net interest spread for the quarter2
•Capital markets activity
◦Issued 31.0 million shares of common equity through At-the-Market ("ATM") Offerings for net proceeds of $309 million
◦Issued $345 million of 8.75% Series H Fixed-Rate preferred equity
___________
1.Represents a non-GAAP measure. Please refer to the Reconciliation of GAAP Comprehensive Income (Loss) to Net Spread and Dollar Roll Income and Use of Non-GAAP Financial Information included in this release for additional information.
2.Please refer to Net Interest Spread Components by Funding Source included in this release for additional information regarding the Company's annualized net interest spread.

MANAGEMENT REMARKS
"In the third quarter, the Federal Reserve's pivot to a less restrictive monetary policy stance and the easing of fiscal policy concerns drove robust financial market performance and a significant improvement in investor sentiment," said Peter Federico, the Company's President, Chief Executive Officer and Chief Investment Officer. "Agency mortgage-backed securities were one of the best performing fixed income asset classes during the quarter and have now outperformed U.S. Treasuries for five consecutive months for the first time since 2013. In this beneficial investment environment, AGNC generated a very strong economic return on tangible common equity of 10.6% in the third quarter.
"Looking ahead, several macroeconomic dynamics continue to support our constructive outlook for Agency MBS. A favorable range for mortgage spreads to benchmark rates has emerged over the last four years. The supply of Agency MBS remains very manageable, and demand appears poised to grow. The financing market for Agency MBS remains solid, despite material U.S. Treasury issuance and the Federal Reserve's balance sheet runoff. Finally, GSE reform discussions are trending in a positive direction and continue to emphasize mortgage market stability. As the largest levered Agency MBS-focused investment vehicle, AGNC is well-positioned to generate attractive risk-adjusted returns in this evolving investment environment."
"AGNC's 10.6% economic return on tangible common equity in the third quarter was comprised of $0.36 of dividends per common share and a $0.47 increase in tangible net book value per common share, driven by tighter mortgage spreads to benchmark rates quarter-over-quarter," said Bernice Bell, the Company's Executive Vice President and Chief Financial Officer. "AGNC's net spread and dollar roll income per common share was $0.35 for the third quarter. During the quarter, AGNC raised $345 million of Series H Preferred Stock, the largest mortgage REIT preferred stock offering since 2021, and issued over $300 million of common stock at a significant premium to our tangible book value per share. Finally, AGNC concluded the third quarter with tangible net book value 'at risk' leverage of 7.6x and a significant liquidity position of $7.2 billion of unencumbered cash and Agency MBS, which constituted 66% of our tangible equity at quarter end."

AGNC Investment Corp.
October 20, 2025

TANGIBLE NET BOOK VALUE PER COMMON SHARE
As of September 30, 2025, the Company's tangible net book value per common share was $8.28 per share, an increase of 6.0% for the quarter compared to $7.81 per share as of June 30, 2025. The Company's tangible net book value per common share excludes $526 million, or $0.49 and $0.50 per share, of goodwill as of September 30 and June 30, 2025, respectively.

INVESTMENT PORTFOLIO
As of September 30, 2025, the Company's investment portfolio totaled $90.8 billion, comprised of:
•$90.1 billion of Agency MBS and TBA securities, including:
◦$87.1 billion of fixed-rate securities, comprised of:
•$73.0 billion 30-year MBS,
•$13.6 billion 30-year TBA securities, net, and
•$0.5 billion 15 and 20-year MBS and TBA securities; and
◦$3.0 billion of collateralized mortgage obligations ("CMOs"), adjustable-rate and other Agency securities; and
•$0.7 billion of CRT and non-Agency securities and other mortgage credit investments.
As of September 30, 2025, 30-year fixed-rate Agency MBS and TBA securities represented 95% of the Company's investment portfolio, unchanged from June 30, 2025.
As of September 30, 2025, the Company's fixed-rate Agency MBS and TBA securities' weighted average coupon was 5.14%, compared to 5.13% as of June 30, 2025, comprised of the following weighted average coupons:
•5.15% for 30-year fixed-rate securities;
•4.37% for 15-year fixed-rate securities; and
•3.75% for 20-year fixed-rate securities.
The Company accounts for TBA securities and other forward settling securities as derivative instruments and recognizes TBA dollar roll income in other gain (loss), net on the Company's financial statements. As of September 30, 2025, such positions had a fair value of $13.8 billion and a GAAP net carrying value of $36 million reported in derivative assets/(liabilities) on the Company's balance sheet, compared to $8.3 billion and $101 million, respectively, as of June 30, 2025.
CONSTANT PREPAYMENT RATES
The Company's weighted average projected CPR for the remaining life of its Agency securities held as of September 30, 2025 increased to 8.6% from 7.8% as of June 30, 2025. The Company's weighted average actual CPR for the third quarter was 8.3%, compared to 8.7% for the prior quarter.
The weighted average cost basis of the Company's investment portfolio was 101.2% of par value as of September 30, 2025. The Company's investment portfolio generated net premium amortization cost of $(57) million, or $(0.05) per common share, for the third quarter, which

AGNC Investment Corp.
October 20, 2025

includes "catch-up" premium amortization cost of $(14) million, or $(0.01) per common share, due to an increase in the Company's CPR projections for certain securities acquired prior to the third quarter. This compares to net premium amortization cost for the prior quarter of $(30) million, or $(0.03) per common share, including a "catch-up" premium amortization benefit of $11 million, or $0.01 per common share.

ASSET YIELDS, COST OF FUNDS AND NET INTEREST RATE SPREAD
The Company's average asset yield on its investment portfolio, excluding the TBA position, was 4.83% for the third quarter, compared to 4.89% for the prior quarter. Excluding "catch-up" premium amortization, the Company's average asset yield was 4.91% for the third quarter, compared to 4.83% for the prior quarter. Including the TBA position and excluding "catch-up" premium amortization, the Company's average asset yield for the third quarter was 4.95%, compared to 4.87% for the prior quarter.
For the third quarter, the weighted average interest rate on the Company's repurchase agreements was 4.43%, compared to 4.44% for the prior quarter. For the third quarter, the Company’s TBA position had an implied financing cost of 4.31%, compared to 4.29% for the prior quarter. Inclusive of interest rate swaps, the Company's combined weighted average cost of funds for the third quarter was 3.17%, compared to 2.86% for the prior quarter.
The Company's annualized net interest spread, including the TBA position and interest rate swaps and excluding "catch-up" premium amortization, for the third quarter was 1.78%, compared to 2.01% for the prior quarter.

NET SPREAD AND DOLLAR ROLL INCOME
The Company recognized net spread and dollar roll income (a non-GAAP financial measure) for the third quarter of $0.35 per common share, compared to $0.38 per common share for the prior quarter. Net spread and dollar roll income excludes $(0.01) and $0.01 per common share of estimated "catch-up" premium amortization (cost) / benefit for the third quarter and prior quarter, respectively.
The Company's cost of funds, net interest rate spread and net spread and dollar income excludes the impact of the Company's U.S. Treasury hedges, option-based hedges, and other supplemental interest rate hedges. For additional information regarding the Company's U.S. Treasury hedges, please refer to the schedule of Key Statistics included in this release.
A reconciliation of the Company's total comprehensive income (loss) to net spread and dollar roll income and additional information regarding the Company's use of non-GAAP measures are included later in this release.

AGNC Investment Corp.
October 20, 2025

LEVERAGE
As of September 30, 2025, $69.0 billion of repurchase agreements, $13.8 billion of net TBA dollar roll positions (at cost) and $0.1 billion of other debt were used to fund the Company's investment portfolio. The remainder, or approximately $5.2 billion, of the Company's repurchase agreements was used to fund short-term purchases of U.S. Treasury securities ("U.S. Treasury Repo") and is not included in the Company's leverage measurements. Inclusive of its net TBA position and net payable/(receivable) for unsettled investment securities, the Company's tangible net book value "at risk" leverage ratio was 7.6x as of September 30, 2025, unchanged from June 30, 2025. The Company's average "at risk" leverage ratio for the third quarter was 7.5x tangible net book value, also unchanged from the prior quarter.
As of September 30, 2025, the Company's repurchase agreements used to fund its investment portfolio ("Investment Securities Repo") had a weighted average interest rate of 4.38%, compared to 4.49% as of June 30, 2025, and a weighted average remaining maturity of 13 days, compared to 16 days as of June 30, 2025. As of September 30, 2025, $33.3 billion, or 48%, of the Company's Investment Securities Repo was funded through the Company's captive broker-dealer subsidiary, Bethesda Securities, LLC.

HEDGING ACTIVITIES
As of September 30, 2025, interest rate swaps, U.S. Treasury positions, option-based hedges (swaptions), and other interest rate hedges equaled 68% of the Company's outstanding balance of Investment Securities Repo, net TBA position, and other debt (collectively, "funding liabilities"), compared to 89% as of June 30, 2025. Excluding option-based hedges, the Company's hedge portfolio covered 77% of its funding liabilities as of September 30, 2025, compared to 86% as of June 30, 2025.
As of September 30, 2025, the Company's pay fixed interest rate swap position totaled $48.1 billion in notional amount, with an average fixed pay rate of 2.47%, an average floating receive rate of 4.23% and an average maturity of 5.6 years, compared to $45.1 billion, 2.10%, 4.44% and 5.0 years, respectively, as of June 30, 2025.
As of September 30, 2025, the Company had a net short U.S. Treasury position of $16.7 billion, receiver swaptions of $7.0 billion, and two-year swap equivalent long SOFR futures of $1.2 billion outstanding, compared to a $20.0 billion net short U.S. Treasury position, net payer swaptions of $1.9 billion, and $1.2 billion of two-year swap equivalent long SOFR futures as of June 30, 2025.

OTHER GAIN (LOSS), NET
For the third quarter, the Company recorded a net gain of $688 million in other gain (loss), net, or $0.65 per common share, compared to a net loss of $(274) million, or $(0.27) per common share, for the prior quarter. Other gain (loss), net for the third quarter was comprised of:
•$(81) million of net realized losses on sales of investment securities;
•$805 million of net unrealized gains on investment securities measured at fair value through net income;
•$245 million of interest rate swap periodic income;
•$(272) million of net losses on interest rate swaps;
•$(16) million of net losses on interest rate swaptions;

AGNC Investment Corp.
October 20, 2025

•$8 million of net gains on SOFR futures;
•$(160) million of net losses on U.S. Treasury positions;
•$23 million of TBA dollar roll income;
•$127 million of net mark-to-market gains on TBA securities;
•$7 million of other interest income (expense), net; and
•$2 million of other miscellaneous gains.

OTHER COMPREHENSIVE INCOME
During the third quarter, the Company recorded other comprehensive income of $61 million, or $0.06 per common share, consisting of net unrealized gains on its Agency securities recognized through OCI, compared to $48 million, or $0.05 per common share, in the prior quarter.
COMMON STOCK DIVIDENDS
During the third quarter, the Company declared dividends of $0.12 per share to common stockholders of record as of July 31, August 29, and September 30, 2025, totaling $0.36 per share for the quarter. Since its May 2008 initial public offering through the third quarter of 2025, the Company has declared a total of $15.1 billion in common stock dividends, or $49.72 per common share.
FINANCIAL STATEMENTS, OPERATING PERFORMANCE AND PORTFOLIO STATISTICS
The following measures of operating performance include net spread and dollar roll income; economic interest income; economic interest expense; and the related per common share measures and financial metrics derived from such information, which are non-GAAP financial measures. Please refer to "Use of Non-GAAP Financial Information" later in this release for further discussion of non-GAAP measures.

AGNC Investment Corp.
October 20, 2025

AGNC INVESTMENT CORP.
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
	(unaudited)	(unaudited)	(unaudited)		(unaudited)
Assets:
Agency securities, at fair value (including pledged securities of $68,821, $67,375, $63,275, $59,952 and $62,331, respectively)	$76,198	$73,232	$70,363	$65,367	$67,938
Agency securities transferred to consolidated variable interest entities, at fair value (pledged securities)	88	91	95	97	106
Credit risk transfer securities, at fair value (including pledged securities of $554, $558, $595, $590 and $588, respectively)	609	613	640	633	620
Non-Agency securities, at fair value, and other mortgage credit investments (including pledged securities of $15, $30, $173, $206 and $224, respectively)	97	109	290	315	334
U.S. Treasury securities, at fair value (including pledged securities of $5,431, $3,554, $3,268, $1,565 and $2,527, respectively)	5,927	3,565	3,280	1,575	2,570
Cash and cash equivalents	450	656	455	505	507
Restricted cash	1,461	1,216	1,263	1,266	1,279
Derivative assets, at fair value	145	155	98	205	157
Receivable for investment securities sold (including pledged securities of $1,340, $0, $908, $0 and $1,612, respectively)	1,502	—	909	—	1,706
Receivable under reverse repurchase agreements	21,399	21,362	17,604	17,137	13,494
Goodwill	526	526	526	526	526
Other assets (including pledged securities of $74, $0, $0, $0 and $0, respectively)	567	496	366	389	353
Total assets	$108,969	$102,021	$95,889	$88,015	$89,590
Liabilities:
Repurchase agreements	$74,152	$69,153	$66,138	$60,798	$65,979
Debt of consolidated variable interest entities, at fair value	58	60	62	64	69
Payable for investment securities purchased	1,225	392	1,843	74	324
Derivative liabilities, at fair value	87	106	70	94	53
Dividends payable	170	164	148	143	134
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	20,802	21,305	17,180	16,676	13,009
Accounts payable and other liabilities	1,031	494	406	404	366
Total liabilities	97,525	91,674	85,847	78,253	79,934
Stockholders' equity:
Preferred Stock - aggregate liquidation preference of $2,033, $1,688, $1,688, $1,688 and $1,688, respectively	1,968	1,634	1,634	1,634	1,634
Common stock - $0.01 par value; 1,072.7, 1,041.7, 949.0, 897.4 and 844.2 shares issued and outstanding, respectively	11	10	9	9	8
Additional paid-in capital	18,892	18,575	17,769	17,264	16,746
Retained deficit	(9,038)	(9,422)	(8,872)	(8,554)	(8,320)
Accumulated other comprehensive loss	(389)	(450)	(498)	(591)	(412)
Total stockholders' equity	11,444	10,347	10,042	9,762	9,656
Total liabilities and stockholders' equity	$108,969	$102,021	$95,889	$88,015	$89,590

Tangible net book value per common share [1]	$8.28	$7.81	$8.25	$8.41	$8.82

AGNC Investment Corp.
October 20, 2025

AGNC INVESTMENT CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Interest income:
Interest income	$903	$830	$846	$856	$756
Interest expense	755	668	687	741	820
Net interest income (expense)	148	162	159	115	(64)
Other gain (loss), net:
Realized (loss) gain on sale of investment securities, net	(81)	(177)	(245)	(88)	106
Unrealized gain (loss) on investment securities measured at fair value through net income, net	805	270	1,183	(1,895)	1,742
(Loss) gain on derivative instruments and other investments, net	(36)	(367)	(1,019)	2,022	(1,408)
Total other gain (loss), net	688	(274)	(81)	39	440
Expenses:
Compensation and benefits	20	18	19	22	21
Other operating expense	10	10	9	10	9
Total operating expense	30	28	28	32	30
Net income (loss)	806	(140)	50	122	346
Dividend on preferred stock	42	38	35	36	33
Net income (loss) available (attributable) to common stockholders	$764	$(178)	$15	$86	$313

Net income (loss)	$806	$(140)	$50	$122	$346
Unrealized gain (loss) on investment securities measured at fair value through other comprehensive income (loss), net	61	48	93	(179)	200
Comprehensive income (loss)	867	(92)	143	(57)	546
Dividend on preferred stock	42	38	35	36	33
Comprehensive income (loss) available (attributable) to common stockholders	$825	$(130)	$108	$(93)	$513

Weighted average number of common shares outstanding - basic	1,053.0	1,017.3	918.3	882.8	807.2
Weighted average number of common shares outstanding - diluted	1,056.6	1,017.3	921.9	886.5	810.1
Net income (loss) per common share - basic	$0.73	$(0.17)	$0.02	$0.10	$0.39
Net income (loss) per common share - diluted	$0.72	$(0.17)	$0.02	$0.10	$0.39
Comprehensive income (loss) per common share - basic	$0.78	$(0.13)	$0.12	$(0.11)	$0.64
Comprehensive income (loss) per common share - diluted	$0.78	$(0.13)	$0.12	$(0.11)	$0.63
Dividends declared per common share	$0.36	$0.36	$0.36	$0.36	$0.36

AGNC Investment Corp.
October 20, 2025

AGNC INVESTMENT CORP.
RECONCILIATION OF GAAP COMPREHENSIVE INCOME (LOSS) TO NET SPREAD AND DOLLAR ROLL INCOME (NON-GAAP MEASURE) [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Comprehensive income (loss) available (attributable) to common stockholders	$825	$(130)	$108	$(93)	$513
Adjustments to exclude realized and unrealized (gains) losses reported through net income:
Realized (gain) loss on sale of investment securities, net	81	177	245	88	(106)
Unrealized (gain) loss on investment securities measured at fair value through net income, net	(805)	(270)	(1,183)	1,895	(1,742)
(Gain) loss on derivative instruments and other securities, net	36	367	1,019	(2,022)	1,408
Adjustment to exclude unrealized (gain) loss reported through other comprehensive income:
Unrealized (gain) loss on available-for-sale securities measure at fair value through other comprehensive income, net	(61)	(48)	(93)	179	(200)
Other adjustments:
Estimated "catch up" premium amortization cost (benefit) due to change in CPR forecast [3]	14	(11)	2	(51)	24
TBA dollar roll income [4,5]	23	24	23	12	4
Interest rate swap periodic income, net [4,6]	245	282	293	329	456
Other interest income (expense), net [4,7]	7	(3)	(11)	(8)	(12)
Net spread and dollar roll income available to common stockholders	$365	$388	$403	$329	$345

Weighted average number of common shares outstanding - basic	1,053.0	1,017.3	918.3	882.8	807.2
Weighted average number of common shares outstanding - diluted	1,056.6	1,019.6	921.9	886.5	810.1
Net spread and dollar roll income per common share - basic	$0.35	$0.38	$0.44	$0.37	$0.43
Net spread and dollar roll income per common share - diluted	$0.35	$0.38	$0.44	$0.37	$0.43

AGNC Investment Corp.
October 20, 2025

AGNC INVESTMENT CORP.
NET INTEREST SPREAD COMPONENTS BY FUNDING SOURCE [2]
(in millions, except per share data)
(unaudited)

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Adjusted net interest and dollar roll income:
Economic interest income:
Investment securities - GAAP interest income [8]	$903	$830	$846	$856	$756
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast [3]	14	(11)	2	(51)	24
TBA dollar roll income - implied interest income [4,9]	135	154	104	84	39
Economic interest income	1,052	973	952	889	819
Economic interest expense:
Repurchase agreements and other debt - GAAP interest expense	(755)	(668)	(687)	(741)	(820)
TBA dollar roll income - implied interest expense [4,10]	(112)	(130)	(81)	(72)	(35)
Interest rate swap periodic income, net [4,6]	245	282	293	329	456
Economic interest expense	(622)	(516)	(475)	(484)	(399)
Adjusted net interest and dollar roll income	$430	$457	$477	$405	$420

Net interest spread:
Average asset yield:
Investment securities - average asset yield	4.83%	4.89%	4.78%	5.02%	4.54%
Estimated "catch-up" premium amortization cost (benefit) due to change in CPR forecast	0.08%	(0.06)%	0.02%	(0.30)%	0.14%
Investment securities average asset yield, excluding "catch-up" premium amortization	4.91%	4.83%	4.80%	4.72%	4.68%
TBA securities - average implied asset yield [9]	5.31%	5.14%	5.58%	5.66%	5.82%
Average asset yield [11]	4.95%	4.87%	4.87%	4.80%	4.73%
Average total cost of funds:
Repurchase agreements and other debt - average funding cost	4.43%	4.44%	4.45%	4.86%	5.41%
TBA securities - average implied funding cost [10]	4.31%	4.29%	4.34%	4.74%	5.10%
Average cost of funds, before interest rate swap periodic income, net [11]	4.42%	4.42%	4.44%	4.85%	5.40%
Interest rate swap periodic income, net [12]	(1.25)%	(1.56)%	(1.69)%	(1.96)%	(2.88)%
Average total cost of funds [13]	3.17%	2.86%	2.75%	2.89%	2.52%
Average net interest spread	1.78%	2.01%	2.12%	1.91%	2.21%

AGNC Investment Corp.
October 20, 2025

AGNC INVESTMENT CORP.
KEY STATISTICS*
(in millions, except per share data)
(unaudited)

	Three Months Ended
Key Balance Sheet Statistics:	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Investment securities: [8]
Fixed-rate Agency MBS, at fair value - as of period end	$73,283	$71,104	$68,468	$64,049	$66,668
Other Agency MBS, at fair value - as of period end	$3,003	$2,219	$1,990	$1,415	$1,376
Credit risk transfer securities, at fair value - as of period end	$609	$613	$640	$633	$620
Non-Agency MBS, at fair value - as of period end [14]	$28	$43	$227	$251	$273
Total investment securities, at fair value - as of period end	$76,923	$73,979	$71,325	$66,348	$68,937
Total investment securities, at cost - as of period end	$77,563	$75,484	$73,148	$69,446	$69,961
Total investment securities, at par - as of period end	$76,625	$74,572	$72,130	$68,431	$69,032
Average investment securities, at cost	$74,783	$67,887	$70,725	$68,188	$66,674
Average investment securities, at par	$73,836	$66,876	$69,704	$67,181	$65,748
TBA securities: [15]
Net TBA portfolio - as of period end, at fair value	$13,841	$8,263	$7,473	$6,861	$4,068
Net TBA portfolio - as of period end, at cost	$13,805	$8,162	$7,429	$6,887	$4,067
Net TBA portfolio - as of period end, carrying value	$36	$101	$44	$(26)	$1
Average net TBA portfolio, at cost	$10,163	$11,996	$7,428	$5,936	$2,650
Average repurchase agreements and other debt [16]	$66,654	$59,469	$61,707	$59,690	$59,322
Average stockholders' equity [17]	$10,732	$10,118	$9,935	$9,637	$9,151
Tangible net book value per common share [1]	$8.28	$7.81	$8.25	$8.41	$8.82
Tangible net book value "at risk" leverage - average [18]	7.5:1	7.5:1	7.3:1	7.2:1	7.2:1
Tangible net book value "at risk" leverage - as of period end [19]	7.6:1	7.6:1	7.5:1	7.2:1	7.2:1

Key Performance Statistics:
Investment securities: [8]
Average coupon	5.20%	5.14%	5.08%	5.03%	5.02%
Average asset yield	4.83%	4.89%	4.78%	5.02%	4.54%
Average asset yield, excluding "catch-up" premium amortization	4.91%	4.83%	4.80%	4.72%	4.68%
Average coupon - as of period end	5.17%	5.14%	5.12%	5.03%	5.01%
Average asset yield - as of period end	4.94%	4.92%	4.87%	4.77%	4.68%
Average actual CPR for securities held during the period	8.3%	8.7%	7.0%	9.6%	7.3%
Average forecasted CPR - as of period end	8.6%	7.8%	8.3%	7.7%	13.2%
Total premium amortization benefit (cost)	$(57)	$(30)	$(39)	$11	$(69)
TBA securities:
Average coupon - as of period end [20]	5.11%	5.22%	4.98%	5.29%	4.78%
Average implied asset yield [9]	5.31%	5.14%	5.58%	5.66%	5.82%
Combined investment and TBA securities - average asset yield, excluding "catch-up" premium amortization [11]	4.95%	4.87%	4.87%	4.80%	4.73%
Cost of funds: [13]
Repurchase agreements - average funding cost	4.43%	4.44%	4.45%	4.86%	5.41%
TBA securities - average implied funding cost [10]	4.31%	4.29%	4.34%	4.74%	5.10%
Interest rate swaps - average periodic income [12]	(1.25)%	(1.56)%	(1.69)%	(1.96)%	(2.88)%
Average total cost of funds, inclusive of TBAs and interest rate swap periodic income, net [11]	3.17%	2.86%	2.75%	2.89%	2.52%
Repurchase agreements - average funding cost as of period end	4.38%	4.49%	4.47%	4.76%	5.23%
Interest rate swaps - average net pay/(receive) rate as of period end [21]	(1.76)%	(2.34)%	(2.49)%	(3.00)%	(3.51)%
Net interest spread:
Combined investment and TBA securities average net interest spread, excluding "catch-up" premium amortization	1.78%	2.01%	2.12%	1.91%	2.21%
Expenses % of average stockholders' equity - annualized	1.12%	1.11%	1.13%	1.33%	1.31%
Economic return (loss) on tangible common equity - unannualized [22]	10.6%	(1.0)%	2.4%	(0.6)%	9.3%

AGNC Investment Corp.
October 20, 2025

	Three Months Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Key Interest Rate Hedge Statistics
Interest rate swaps:
Average interest rate swaps, notional amount (excluding forward starting swaps), net	$45,656	$45,849	$44,179	$39,483	$44,781
Average pay-fixed rate	2.25%	1.94%	1.73%	1.45%	1.38%
Average receive-floating rate	4.35%	4.38%	4.38%	4.71%	5.36%
U.S. Treasury securities:
Average short U.S. Treasury securities, at cost	$21,466	$19,754	$18,677	$15,731	$13,259
Average short U.S. Treasury securities yield	4.21%	4.16%	3.98%	3.78%	3.70%
Average long U.S. Treasury securities, at cost	$4,749	$2,044	$2,828	$2,113	$2,616
Average long U.S. Treasury securities yield	4.01%	4.45%	4.37%	4.13%	4.05%
U.S. Treasury futures:
Average short U.S. Treasury futures, at cost	$1,834	$1,208	$3,195	$2,873	$791
Average short U.S. Treasury futures implied yield [23]	4.60%	4.53%	4.50%	4.40%	4.35%
Average long U.S. Treasury futures, at cost	$—	$—	$1,843	$—	$750
Average long U.S. Treasury futures implied yield [23]	—%	—%	4.21%	—%	4.03%
Average reverse repurchase agreement rate	4.34%	4.33%	4.34%	4.65%	5.47%

*Except as noted below, average numbers for each period are weighted based on days on the Company's books and records. All percentages are annualized, unless otherwise noted.
Numbers in financial tables may not total due to rounding.

1.Tangible net book value per common share excludes preferred stock liquidation preference and goodwill.
2.Table includes non-GAAP financial measures and/or amounts derived from non-GAAP measures. Refer to "Use of Non-GAAP Financial Information" for additional discussion of non-GAAP financial measures.
3."Catch-up" premium amortization cost/benefit is reported in interest income on the accompanying consolidated statements of operations.
4.Amount reported in gain (loss) on derivatives instruments and other securities, net in the accompanying consolidated statements of operations.
5.Dollar roll income represents the price differential, or "price drop," between the TBA price for current month settlement versus the TBA price for forward month settlement. Amount includes dollar roll income (loss) on long and short TBA securities. Amount excludes TBA mark-to-market adjustments.
6.Represents periodic interest rate swap settlements. Amount excludes interest rate swap termination fees, mark-to-market adjustments and price alignment interest income (expense) on margin deposits.
7.Other interest income (expense), net includes interest income on cash and cash equivalents, price alignment interest income (expense) on margin deposits, and other miscellaneous interest income (expense).
8.Investment securities include Agency MBS, CRT and non-Agency securities. Amounts exclude TBA and forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations.
9.The average implied asset yield for TBA dollar roll transactions is extrapolated by adding the average TBA implied funding cost (Note 10) to the net dollar roll yield. The net dollar roll yield is calculated by dividing dollar roll income (Note 5) by the average net TBA balance (cost basis) outstanding for the period.
10.The implied funding cost/benefit of TBA dollar roll transactions is determined using the "price drop" (Note 5) and market-based assumptions regarding the "cheapest-to-deliver" collateral that can be delivered to satisfy the TBA contract, such as the anticipated collateral’s weighted average coupon, weighted average maturity and projected 1-month CPR. The average implied funding cost/benefit for all TBA transactions is weighted based on the Company’s daily average TBA balance outstanding for the period.
11.Amount calculated on a weighted average basis based on average balances outstanding during the period and their respective asset yield/funding cost.
12.Represents interest rate swap periodic cost/income measured as a percent of total mortgage funding (Investment Securities Repo, other debt and net TBA securities (at cost)).
13.Cost of funds excludes U.S. Treasury, option-based, and other supplemental hedges used to hedge a portion of the Company's interest rate risk and U.S. Treasury Repo.
14.Non-Agency MBS, at fair value, excludes $69 million, $66 million, $63 million, $64 million and $61 million of other mortgage credit investments held as of September 30, June 30 and March 31, 2025 and December 31 and September 30, 2024, respectively.

AGNC Investment Corp.
October 20, 2025

15.Includes TBA dollar roll position and, if applicable, forward settling securities accounted for as derivative instruments in the accompanying consolidated balance sheets and statements of operations. Amount is net of short TBA securities.
16.Average repurchase agreements and other debt excludes U.S. Treasury Repo.
17.Average stockholders' equity calculated as the average month-ended stockholders' equity during the quarter.
18.Average tangible net book value "at risk" leverage during the period was calculated by dividing the sum of the daily weighted average Investment Securities Repo, other debt, and TBA and forward settling securities (at cost) outstanding for the period by the sum of average stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
19.Tangible net book value "at risk" leverage as of period end was calculated by dividing the sum of the amount outstanding under Investment Securities Repo, other debt, net TBA position and forward settling securities (at cost), and net receivable / payable for unsettled investment securities outstanding by the sum of total stockholders' equity adjusted to exclude goodwill. Leverage excludes U.S. Treasury Repo.
20.Average TBA coupon is for the long TBA position only.
21.Includes forward starting swaps not yet in effect as of reported period-end.
22.Economic return (loss) on tangible common equity represents the sum of the change in tangible net book value per common share and dividends declared on common stock during the period over the beginning tangible net book value per common share.
23.The implied yields for Treasury futures are calculated based on the "cheapest-to-deliver" security that can be delivered to satisfy the futures contract identified at the time the futures contract was initiated using data sourced from a third-party model.

STOCKHOLDER CALL
AGNC invites stockholders, prospective stockholders and analysts to attend the AGNC stockholder call on October 21, 2025 at 8:30 am ET. Interested persons who do not plan on asking a question and have internet access are encouraged to utilize the webcast at www.AGNC.com. Those who plan on participating in the Q&A or do not have internet available may access the call by dialing (877) 300-5922 (U.S. domestic) or (412) 902-6621 (international). Please advise the operator you are dialing in for the AGNC Investment Corp. stockholder call.
A slide presentation will accompany the call and will be available in the Investors section of the Company's website at www.AGNC.com. Select the Q3 2025 Stockholder Presentation link to download the presentation in advance of the stockholder call.
An archived audio of the stockholder call combined with the slide presentation will be available on the AGNC website after the call on October 21, 2025. In addition, there will be a phone recording available one hour after the call on October 21, 2025 through November 4, 2025. Those who are interested in hearing the recording of the presentation, can access it by dialing (877) 344-7529 (U.S. domestic) or (412) 317-0088 (international), passcode 8778157.
For further information, please contact Investor Relations at (301) 968-9300 or IR@AGNC.com.

ABOUT AGNC INVESTMENT CORP.
Founded in 2008, AGNC Investment Corp. (Nasdaq: AGNC) is a leading investor in Agency residential mortgage-backed securities (Agency MBS), which benefit from a guarantee against credit losses by Fannie Mae, Freddie Mac, or Ginnie Mae. We invest on a leveraged basis, financing our Agency MBS assets primarily through repurchase agreements, and utilize dynamic risk management strategies intended to protect the value of our portfolio from interest rate and other market risks.
AGNC has a track record of providing favorable long-term returns for our stockholders through substantial monthly dividend income, with over $15 billion of common stock dividends paid since inception. Our business is a significant source of private capital for the U.S. residential housing market, and our team has extensive experience managing mortgage assets across market cycles.

AGNC Investment Corp.
October 20, 2025

We use our website (www.AGNC.com) and AGNC’s LinkedIn and X accounts to distribute information about the Company. Investors should monitor these channels in addition to our press releases, filings with the U.S. Securities and Exchange Commission (“SEC”), public conference calls and webcasts, as information posted through them may be deemed material. Our website, alerts and social media channels are not incorporated by reference into, and are not a part of, this document or any report filed with the SEC. To learn more about The Premier Agency Residential Mortgage REIT, please visit www.AGNC.com, follow us on LinkedIn and X, and sign up for Investor Alerts.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements or from our historic performance due to a variety of important factors, including, without limitation, changes in monetary policy and other factors that affect interest rates, MBS spreads to benchmark interest rates, the forward yield curve, or prepayment rates; the availability and terms of financing; changes in the market value of the Company's assets; general economic or geopolitical conditions; liquidity and other conditions in the market for Agency securities and other financial markets; and legislative and regulatory changes that could adversely affect the business of the Company. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the Company's periodic reports filed with the Securities and Exchange Commission ("SEC"). Copies are available on the SEC's website, www.sec.gov. The Company disclaims any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

USE OF NON-GAAP FINANCIAL INFORMATION
In addition to the results presented in accordance with GAAP, the Company's results of operations discussed in this release include certain non-GAAP financial information, including "net spread and dollar roll income"; "economic interest income" and "economic interest expense"; and the related per common share measures and certain financial metrics derived from such non-GAAP information, such as "cost of funds" and "net interest spread."
Net spread and dollar roll income available to common stockholders is measured as comprehensive income (loss) available (attributable) to common stockholders (GAAP measure) adjusted to: (i) exclude gains/losses on investment securities recognized through net income or other comprehensive income and gains/losses on derivative instruments and other securities (GAAP measures), (ii) exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and (iii) include interest rate swap periodic income/cost, TBA dollar roll income and other miscellaneous interest income/expense. As defined, net spread and dollar roll income available to common stockholders represents net interest income/expense (GAAP measure) adjusted to exclude retrospective "catch-up" adjustments to premium amortization cost due to changes in projected CPR estimates and to include TBA dollar roll income, interest rate swap periodic income/cost and other miscellaneous interest income/

AGNC Investment Corp.
October 20, 2025

expense, less total operating expense (GAAP measure) and dividends on preferred stock (GAAP measure).
By providing users of the Company's financial information with such measures in addition to the related GAAP measures, the Company believes users have greater transparency into the information used by the Company's management in its financial and operational decision-making. The Company also believes that it is important for users of its financial information to consider information related to the Company's current financial performance without the effects of certain transactions that are not necessarily indicative of its current investment portfolio performance and operations.
Specifically, the Company believes the inclusion of TBA dollar roll income in its non-GAAP measures is meaningful as TBAs are economically equivalent to holding and financing generic Agency MBS using short-term repurchase agreements but are recognized under GAAP in gain/loss on derivative instruments in the Company’s statement of operations. Similarly, the Company believes that the inclusion of periodic interest rate swap settlements in such measures, which are recognized under GAAP in gain/loss on derivative instruments, is meaningful as interest rate swaps are the primary instrument the Company uses to economically hedge against fluctuations in the Company’s borrowing costs and inclusion of periodic interest rate swap settlements is more indicative of the Company’s total cost of funds than interest expense alone. Finally, the Company believes the exclusion of "catch-up" adjustments to premium amortization cost is meaningful as it excludes the cumulative effect from prior reporting periods due to current changes in future prepayment expectations and, therefore, exclusion of such "catch-up" cost or benefit is more indicative of the current earnings potential of the Company’s investment portfolio.
However, because such measures are incomplete measures of the Company's financial performance and involve differences from results computed in accordance with GAAP, they should be considered as supplementary to, and not as a substitute for, results computed in accordance with GAAP. In addition, because not all companies use identical calculations, the Company's presentation of such non-GAAP measures may not be comparable to other similarly-titled measures of other companies.
A reconciliation of GAAP comprehensive income (loss) to non-GAAP "net spread and dollar roll income" is included in this release.